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                                                                     Exhibit 2.4





               AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER


                  This AMENDMENT NO. 2, dated as of October 20, 1999, to the AGREEMENT AND PLAN OF MERGER, dated as of August 2, 1999, as amended (the "AGREEMENT"), by and among CCPC Acquisition Corp., a Delaware corporation ("PARENT"), GHC Acquisition Corp., a Delaware corporation ("NEWCO") and General Housewares Corp., a Delaware corporation (the "COMPANY").

                  WHEREAS, the parties hereto desire to amend Exhibit A and
Schedule 6.7(b) of the Agreement;

                  WHEREAS, Section 9.3 of the Agreement provides in relevant part that the parties may modify or amend the Agreement, by written agreement executed and delivered by duly authorized officers of the parties thereto;.

                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

                  1. Unless the context otherwise requires, references in the Agreement to "this Agreement" shall be deemed to be references to the Agreement, as amended by Amendment No. 1, dated as of August 24, 1999, and by this Amendment No. 2.

                  2. EXHIBIT A. Exhibit A of the Agreement shall be amended by deleting such Exhibit A in its entirety and inserting in lieu thereof Exhibit A attached hereto.

                  3. SCHEDULE 6.7(B). Schedule 6.7(b) is hereby amended by adding on the line following the words "Letter Agreement - Terri Fortune" the words "Letter Agreement - Timothy Gertz."

                  4. REMAINDER OF AGREEMENT UNAFFECTED. Except as specifically set forth in this Amendment No. 2, the Agreement shall remain in full force and effect and no other provision thereof shall be deemed modified by this Amendment No. 2.

                  5. GOVERNING LAW. This Amendment No. 2 shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  6. COUNTERPARTS. This Amendment No. 2 may be executed in any number of counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.



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                                                                               2


                  IN WITNESS WHEREOF, Parent, Newco and the Company have caused this Amendment No. 2 to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                       GENERAL HOUSEWARES CORP.


                                       By:       /s/ Paul Saxton
                                                ----------------------------
                                                Name: Paul Saxton
                                                Title: President and CEO



                                       CCPC ACQUISITION CORP.


                                       By:       /s/ Phyllis R. Yeatman
                                                ----------------------------
                                                Name: Phyllis R. Yeatman
                                                Title: President



                                       GHC ACQUISITION CORP.


                                       By:       /s/ Phyllis R. Yeatman
                                                ----------------------------
                                                Name:    Phyllis R. Yeatman
                                                Title: Vice President



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                                                                               3


                                                                       Exhibit A



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                           OF GENERAL HOUSEWARES CORP.


                  FIRST: The name of the corporation is General Housewares Corp. (hereinafter called the "Corporation").

                  SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

                  FIFTH: The Corporation shall indemnify each officer and director of the Corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the Corporation's By-Laws, and in furtherance hereof the Board of Directors is expressly authorized to amend the Corporation's By-Laws from time to time to give full effect hereto, notwithstanding possible self-interest of the Directors in the action being taken. The modification or repeal of this ARTICLE SIXTH shall not adversely affect the right to indemnification of any officer or director hereunder with respect to any act or omission occurring prior to such modification or repeal.

                  SIXTH: A Director of this Corporation shall under no circumstances have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those specific breaches and acts or omissions with respect to which the Delaware General Corporation Law expressly provides that this provision shall not eliminate or limit such personal liability of Directors. The modification or repeal of this ARTICLE SEVENTH shall not affect the restriction hereunder of a Director's personal liability for any breach or act or omission occurring prior to such modification or repeal.

                  SEVENTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.